UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2017

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A

(Address of principal executive offices)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue
Santa Monica, California 90404

(Registrant’s telephone number, including area code) (877) 848-3866

__________________NO CHANGE__________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 11, 2017, Lions Gate Films Holdings Company #2, Inc. (“Lions Gate”), a California corporation and a wholly-owned subsidiary of Lions Gate Entertainment Corp. (“LGEC”), a corporation organized and existing under the corporate laws of British Columbia, completed the previously announced sale of its 31.15% interest in Studio 3 Partners LLC, a Delaware limited liability company (the “Company”) pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”) dated April 5, 2017 entered into among Lions Gate, Viacom International Inc., a Delaware corporation (“VII”), Paramount NMOC LLC, a Delaware limited liability company (“Paramount”, and together with VII and Lions Gate, the “Sellers”), and Metro-Goldwyn-Mayer Studios Inc., a Delaware corporation (“MGM”).

Each of Lions Gate, VII and Paramount sold to MGM (the “Purchase”) one hundred percent (100%) of their respective equity interest in the Company, representing, in the aggregate, a 80.91% interest in the Company (“Transferred Interests”). Prior to the Purchase, MGM, Lions Gate, VII and Paramount were joint venture partners in the Company. As a result of the Purchase, MGM now holds one hundred percent (100%) of the equity interests in the Company.

In consideration for the Transferred Interests, the Sellers received an aggregate amount of $1,031,602,500. Lions Gate sold to MGM its 31.15% interest in the Company in consideration for $397,166,700 which was paid as follows: (1) $23,362,500 was paid between the signing of the Purchase Agreement and the closing of the Purchase (the “Closing”) as a member distribution, and (2) $373,804,200 was paid upon Closing. Additionally, the Purchase Agreement provides that the Sellers may be entitled to receive additional payments in the event that MGM effects one or more sales of equity securities or assets of the Company meeting certain requirements during a specified time period for consideration on a per unit basis above an agreed upon dollar threshold.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by LGEC on April 5, 2017 and is incorporated herein by reference. Certain schedules and annexures to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. LGEC agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or annexure upon request.

Item 9.01 Financial Statements and Exhibits.

(b)       Pro forma financial information

The pro forma financial information of LGEC for the sale by Lions Gate of its interest in the Company required by this Item 9.01 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The unaudited pro forma condensed consolidated balance sheet information as of December 31, 2016 has been prepared as if the sale by Lions Gate of its interest in the Company occurred on that date. The unaudited pro forma condensed consolidated statement of income information for the fiscal year ended March 31, 2016 has been prepared as if the sale by Lions Gate of its interest in the Company occurred on April 1, 2015, and the unaudited pro forma condensed consolidated statement of operations information for the nine months ended December 31, 2016 has been prepared as if the sale by Lions Gate of its interest in the Company occurred on April 1, 2016.

(d)       Exhibits

The following exhibits are being included as part of this report:

Exhibit No.	Description

Exhibit 2.1

Membership Interest Purchase Agreement dated April 5, 2017 among Lions Gate Films Holdings Company #2, Inc., Viacom International Inc., Paramount NMOC LLC, and Metro-Goldwyn-Mayer Studios Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Lions Gate Entertainment Corp. on April 5, 2017)

Exhibit 99.1	Unaudited Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONS GATE ENTERTAINMENT CORP.

Date: May 15, 2017	/s/ Wayne Levin
Wayne Levin
General Counsel and Chief Strategic Officer